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                                                                   EXHIBIT 10.74

                       MANUFACTURING AND SUPPLY AGREEMENT

This Manufacturing and Supply Agreement ("this Agreement") is made effective on the 11th day of April, 1996 ("Effective Date") by and between Wilshire Technologies, Inc. ("WTI"), a California corporation with a place of business at 5441 Avenida Encinas, Suite A, Carlsbad, California 92008 and Advanced Barrier Technologies, Inc. ("ABT"), a California corporation with a place of business at 3709 Hillview Way, Oceanside, California, 92056.

                                    RECITALS

WHEREAS, WTI is a manufacturer and supplier of polyurethane, breathable gloves used for specialized applications in the electronics industry;

WHEREAS, ABT is a manufacturer with a production facility in Tijuana, Mexico;

WHEREAS, WTI desires to contract out certain of its glove production requirements to ABT's Tijuana Facility;

WHEREAS, ABT wishes to utilize certain labor or manufacturing capacity at its Tijuana Facility to produce WTI's requirements.

NOW THEREFORE, the parties hereto agree as follows:

1.0      DEFINITIONS.

         1.1 Product shall mean WTI's proprietary breathable polyurethane glove
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manufactured by ABT for WTI pursuant to the terms of this Agreement, as described in Exhibit B to this Agreement.

         1.2 Tijuana Facility shall mean ABT's Tijuana, Mexico production
             ----------------
facility.

         1.3 WTI Equipment shall mean the special production equipment listed on
             -------------
Exhibit A attached hereto owned by WTI and installed at the Tijuana Facility for the purpose of manufacturing the Product.

         1.4 WTI Technology shall mean all inventions, intellectual property,
             --------------
technical data and know-how of WTI, including any issued patent and patent applications, and any extensions and reissues thereof, relating to the method and process of manufacturing breathable polyurethane gloves.

2.0      TERM.

                  2.1 The term of the Agreement shall be for a period of three
(3) years commencing on the Effective Date above and ending automatically at the expiration of this period.

                  2.2 If WTI and ABT expressly agree in writing to renew this Agreement prior to the foregoing expiration date, this Agreement shall continue in full force and effect for one or more successive one (1) year renewal periods.

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3.0      EQUIPMENT SUPPLY, INSTALLATION AND MATERIALS.

         3.1 WTI shall procure the WTI Equipment at its expense. WTI will pay the WTI Equipment suppliers directly per the terms agreed between such suppliers and WTI. WTI will maintain a petty cash fund for purchases of small parts needed to install the WTI Equipment. WTI will pay ABT to install the WTI Equipment in the Tijuana Facility in accordance with the terms of payment for Phase 1 in Exhibit C to this Agreement. All title and ownership in the WTI Equipment shall be retained by WTI, and ABT shall not permit any lien or third party claim to be asserted with respect to the WTI Equipment. Further, ABT shall cooperate with WTI to ensure that all WTI Equipment is clearly and conspicuously labeled "Property of Wilshire Technologies, Inc."

         3.2 ABT shall at its expense prepare the site for the WTI Equipment at the Tijuana Facility consistent with the environmental and other specifications provided by WTI. Further ABT shall provide at its expense all utilities and assistance reasonably necessary to facilitate the successful installation and operation of the WTI Equipment.

         3.3 ABT shall ensure that the Tijuana Facility is fully insured against all risk of loss or damage. WTI shall ensure that the WTI Equipment is fully insured against all risk of loss or damage.

         3.4 The purchase, supply and delivery of the raw materials (i.e., polymer resin to be processed by the WTI Equipment) shall be the responsibility of WTI.

4.0      MANUFACTURING SERVICES AND PAYMENT.

         4.1 ABT shall provide at its expense all skilled personnel and related utilities required to (i) operate and maintain the WTI Equipment, and (ii) mix the raw materials (together referred to as the "Manufacturing Services"). ABT shall ensure that the annual rent, insurance and taxes for the Tijuana Facility are paid on a timely basis. During the production phase, as defined in Exhibit C to this Agreement, it is anticipated that the WTI Equipment will be operated at least one work shift daily for a total hourly production cycle of at least forty eight (48) hours per week but will ramp up to more than one work shift daily over time.

         4.2 The sole and exclusive compensation payable by WTI to ABT for the Manufacturing Services will be as listed on Exhibit C to this Agreement.

5.0      STANDARD OF PERFORMANCE.

         ABT shall ensure that all employees utilizing the WTI Equipment are adequately trained in the operation and maintenance of the WTI Equipment and shall use its best efforts to (i) produce the Products in compliance with the WTI specifications set forth on Exhibit B attached hereto, and (ii) operate in accordance with Good Manufacturing Practices ("GMP").

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6.0      PRODUCT DELIVERIES.

         ABT shall pack all Products in containers approved by WTI and tender such shipments to WTI's designated carrier at the Tijuana Facility or ABT's Chula Vista facility, as designated by WTI. Thereafter, WTI shall be responsible for the shipment and delivery of the Products.

7.0      COST REVIEW.

         7.1 No later than six (6) months following the commencement of commercial production of the Products (the "Six Month Review"), ABT and WTI shall meet to evaluate all costs associated with the performance of this Agreement. Thereafter, ABT and WTI shall renegotiate the fees to be paid ABT for the Manufacturing Services following the Six Month Review.

         7.2 In the event that ABT and WTI fail to agree on the fees to be paid for the Manufacturing Services following the Six Month Review, the dispute shall be resolved by an arbitrator pursuant to the provisions of Section 13.0 below.

8.0      ON-SITE PERSONNEL.

         8.1 ABT acknowledges and agrees that WTI shall be entitled to locate one or more of its employees at the Tijuana Site for the purpose of monitoring the operation of the WTI Equipment and the manufacture of the Products.

         8.2 ABT shall provide at its expense reasonable office area and related services (except a telephone and fax line) to be used by such WTI employee(s) during residence at the WTI Facility. ABT will assist WTI in installing a telephone and fax line at WTI's expense.

9.0      EXCLUSIVITY.

         During the term of this Agreement, and for a period of ten years after the termination of this Agreement, ABT agrees that it will not manufacture or produce breathable, polyurethane gloves on behalf of ABT or any third party. Nothing in this agreement shall prevent ABT from manufacturing a polyurethane coating for latex gloves for the medical market.

10.0     TECHNOLOGY OWNERSHIP.

         ABT acknowledges that WTI holds the exclusive title and ownership in the WTI Technology. It is further agreed between the parties that all title and ownership of any inventions, which includes patents as well as know-how, made by WTI or ABT arising out of or relating to the production of the Products shall reside exclusively with WTI. ABT agrees to enter into any assignment agreements with WTI which may be required to perfect such rights, only as it relates to the production of the Products.

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
11.0     CONFIDENTIAL INFORMATION.

         11.1 To the extent that WTI and ABT must disclose confidential information not generally known in the industry to each other as a consequence of the performance of this Agreement, the parties shall clearly identify such information upon disclosure. If such disclosure is made in writing, each page thereof containing such information shall be marked with the legend "Confidential Information" or similar designation. If such disclosure is made orally or visually, each party shall identify the data or material disclosed as "Confidential Information" or similar designation at the time of disclosure, and such oral or visual disclosure shall be reduced to writing promptly by the disclosing party no later than thirty (30) days after disclosure. Each party shall use such Confidential Information only for the purposes of fulfilling its obligations under this Agreement and shall take reasonable precautions to limit the disclosure of Confidential Information. Such information shall be disclosed only to those employees, agents, representatives and suppliers having a need to know Confidential Information in connection with their performance of this Agreement.

         11.2 Neither WTI nor ABT shall be liable for disclosure or use of Confidential Information if:

                  (i) the Information was known to a party prior to its receipt of the Information from the other party;

                  (ii) the Information became known or available to a party from an independent third party source under no obligation of secrecy with respect thereto;

                  (iii) the Information became part of the public domain in any way without breach of the Agreement; and

                  (iv) the Information was disclosed by a party in accordance with the written approval of the other party.

12.0     TERMINATION.

         Notwithstanding the provisions of Section 2, this Agreement may be terminated immediately by written notice upon the occurrence of any of the following events;

         (a) by ABT or WTI in the event proceedings are instituted by or against the other party in bankruptcy or under in solvency laws; or

         (b) by ABT or WTI in the event of a breach of any material term of the Agreement by the other party and failure to cure such breach within ninety
(90) days after such party's receipt of written notice detailing such breach.

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
13.0     POST- TERMINATION.

         In the event that this Agreement is terminated for any reason (or is not renewed beyond its specified term), ABT shall (a) grant WTI access to the Tijuana Facility for a period not to exceed ninety (90) days for the purpose of dismantling and removing the WTI Equipment and any Products or raw materials, and (b) promptly return to WTI all WTI Technology and related drawings and documentation (and retain no copies or duplicates of these materials).

14.0     INDEMNIFICATION.

         Each part shall defend and save the other harmless from and against and shall indemnify the other from any liability, loss, cost, expense or damages howsoever caused by reason of any "Indemnified Event" described below, and it shall pay all sums to be paid or discharged in case of any claim, action or proceeding.

         (a) In the case of WTI, an Indemnified Event from which ABT shall be required to indemnify and hold WTI harmless shall mean any liability arising out of any ABT employee claim or injury.

         (b) In the case of ABT, an Indemnified Event from which WTI shall be required to indemnify and hold ABT harmless shall mean any liability arising out the design (including the raw materials), sale or distribution of the Products by WTI.

15.0     ARBITRATION.

         Any and all controversies or disputes between the parties arising under any Section of this Agreement shall be submitted to an arbitrator for final and binding resolution in accordance with the commercial arbitration rules of the American Arbitration Association. The site of the arbitration shall be at San Diego, California and the law of the State of California shall be applied by the arbitrators.

16.0     LIMITATION OF LIABILITY.

         In no event shall WTI or ABT be liable to the other for any special, indirect, incidental or consequential damages.

17.0     GENERAL.

         17.1 Force Majeure. Neither ABT nor WTI shall be liable for failure to
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perform or for delay in performance due to fire, flood, strike, act or God, act of any governmental authority, embargo or other reasonably unforeseeable cause. In the event of delay in performance due to any such cause, the date of delivery or time for completion will be extended by a period of time reasonably necessary to overcome the effect of such delay.

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         17.2 Notices. All notices permitted or required under this Agreement
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shall be sent via facsimile, certified mail or courier to the signature parties at the addresses set forth above.

         17.3 Independent Contractor Status. Nothing contained in this Agreement
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shall be construed as creating a partnership or joint venture between the parties. The relationship of ABT to WTI shall at all times be that of an independent contractor. Neither party to this Agreement shall have any implied or express rights or authority to assume or create any obligations on behalf of or in the name of the other party.

         17.4 Assignment. This Agreement and the mutual obligations and duties
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of the parties hereunder may not be assigned or transferred by either party without the prior written consent of the other party to this Agreement.

         17.5 Entire Agreement. This Agreement (including the referenced Exhibit
              ----------------
A) contains the complete understanding of the parties with respect to the development, manufacture and sale of the Products. This Agreement supersedes all previous agreements and understandings between the parties with respect to the subject of the Agreement and may be amended or supplemented only by another writing signed by the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

WILSHIRE TECHNOLOGIES, INC.                 ADVANCED BARRIER TECHNOLOGIES, INC.


By: /s/ Stephen P. Scibelli, Jr.             By: /s/ Ralph M. Sias
    ----------------------------                 --------------------------
      Stephen P. Scibelli, Jr.                       Ralph M. Sias

Title:   President & CEO                    Title:  President
       -------------------------                   -----------------------

Date:    4/11/96                            Date:   4/11/96
       -------------------------                   -----------------------

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                       MANUFACTURING AND SUPPLY AGREEMENT
                    BETWEEN WTI AND ABT DATED APRIL 11, 1996

                                    EXHIBIT A

                                  WTI Equipment

Description:                         Quantity:      Estimated Costs:
- - ------------                         ---------      ----------------
                                                  Per Unit      Total
                                                  --------      -----
DIP/ROTATE STATION 1 & 2

         SS Tanks                         2      $  6,500      $ 13,000
         Tank raise/lower                 2      $ 15,000      $ 30,000
         Pallet rotate                    2      $  8,500      $ 17,000
         Dip recirculation system         2      $  4,500      $  9,000
         Air circulation control          2      $  3,700      $  7,400
         Structure/Cladding               2      $  7,500      $ 15,000

DRY OVEN 4 BAYS EXPLOSION PROOF

         Oven                             1      $ 45,000      $ 45,000
         Automated door                   4      $    850      $  3,400
         Tracks                           4      $    200      $    800

DUAL TANK LEACH STATION

         SS Tanks                         2      $  6,500      $ 13,000
         Tank raise/lower                 2      $  7,500      $ 15,000
         Water recirculation system       2      $  4,500      $  9,000
         Structure/Cladding               1      $  5,000      $  5,000

WET STRIP MODULE

         Structure/Tracks                 1      $ 15,000      $ 15,000

FINAL DRY

         Dryer 65Lb                       1      $  9,000      $  9,000

CASSETTE BATCHING STATION

         Structure                        1      $  7,500      $  7,500

                                       7
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
OTHER

         Tracks (ft.)                 150      $     50      $  7,500
         Pallets                       10      $  2,200      $ 22,000
         Bars                         200      $    150      $ 30,000
         Control Panel                  1      $ 15,000      $ 15,000
         Misc. ducting, plumbing        1      $ 10,000      $ 10,000
         Formers                     1600      $     18      $ 28,800
         Former mounts               1600      $     15      $ 24,000
         Building Modifications         1      $ 20,000      $ 20,000
         Engineering                  750      $     75      $ 56,250(A)

                  TOTAL MACHINE                              $427,650

AUXILIARY EQUIPMENT

         Scrubber                       1      $340,000      $340,000
         Air Handler                    1      $ 17,000      $ 17,000
         Air Compressor                 1      $  5,000      $  5,000
         Hydraulic Powerpak             1      $ 12,000      $ 12,000
         RO Water Treatment             1      $ 15,000      $ 15,000
         Drum Roller                    2      $    750      $  1,500
         Mixer                          2      $  3,000      $  6,000
         Storage Tanks                  2      $  4,500      $  9,000

               TOTAL AUXILIARY                               $405,500

                    TOTAL PROJECT                            $833,150


         NOTE (A): Includes $30,000 in Milestone Payments and out-of-pocket costs listed in Exhibit C, Phase 1.

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                       MANUFACTURING AND SUPPLY AGREEMENT
                    BETWEEN WTI AND ABT DATED APRIL 11, 1996

                                    EXHIBIT B

                        Product Specifications (Attached)

             Specification No. 13021      -     Premium Glove, etc.

             Specification No. 05513021   -     Glove, Ambidextrous, etc.









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                       MANUFACTURING AND SUPPLY AGREEMENT
                    BETWEEN WTI AND ABT DATED APRIL 11, 1996

                                    EXHIBIT C

                       MANUFACTURING SERVICES PAYMENTS

PHASE 1 - DESIGN, CONSTRUCTION, AND INSTALLATION OF EQUIPMENT

Term: From the Effective Date of this Agreement until the date that the WTI Equipment has operated for one Shift. A "Shift" is defined as 48 hours per week.

Payments:         WTI will pay ABT the amounts listed below within 30 days of accomplishment of the respective listed Milestones, except for Milestone (1), which is payable within three (3) days of accomplishment:

                  Milestone                                                             Payment
                  ---------                                                             -------
                  (1) WTI and ABT sign this Agreement.                                  $ 5,000

                  (2) WTI approves the design of the WTI Equipment.                     $10,000

                  (3) WTI approves the installation of the WTI Equipment
                      in the Tijuana Facility.                                          $ 5,000

                  (4) WTI approves the operation and production cycle time
                      of the WTI Equipment.                                             $10,000

WTI will reimburse ABT for out-of-pocket costs (eg., travel expenses, engineering fees) which are approved by WTI in advance. The above Milestone payments and out-of-pocket costs are included in the Engineering Costs listed on Exhibit A.

PHASE 2 - VALIDATION

Term: From the date WTI approves the installation of the WTI Equipment in the Tijuana Facility until the date that the WTI Equipment produces an average of 62,400 Units of the Product per Shift. A "Shift" is defined as 48 hours per week. A "Unit" is defined as one glove.

Payments:         WTI will pay ABT $1,000 per Shift plus $0.10 per Unit of the
                  Product produced. The total of the payments will not exceed
                  $4,080 per Shift.

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
                  At the conclusion of each validation week, ABT shall forward its invoice for such manufacturing service fees to WTI via fax. WTI shall pay such invoices on a net 30 day basis from the date of such invoice.


PHASE 3 - PRODUCTION

Term: From the date that the WTI Equipment produces an average of 62,400 Units of the Product per Shift until this Agreement is terminated. A "Shift" is defined as 48 hours per week. A "Unit" is defined as one glove.

Payments:         WTI will pay ABT $0.065 per Unit of the Product produced by the WTI Equipment.

                  At the conclusion of each production week, ABT shall forward its invoice for such manufacturing service fees to WTI via fax. WTI shall pay such invoices on a net 30 day basis from the date of such invoice.

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